Exhibit 7.45

JOINT FILING STATEMENT

Each of the undersigned agrees that (i) the Amendment No. 10 to Statement on Schedule 13D relating to common stock, par value $.01 per share, of Wickes, Inc. has been adopted and filed on behalf of each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 apply to each of them. This Agreement may be terminated with respect to the obligations to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

IMAGINE INVESTMENTS, INC., a Delaware corporation

By:	/s/ GARY M. GOLTZ

Name:	Gary M. Goltz
Title:	Vice President
Date:	February 6, 2004

STONE INVESTMENTS, INC., a Delaware corporation

By:	/s/ GARY M. GOLTZ

Name:	Gary M. Goltz
Title:	Vice President
Date:	February 6, 2004

STONE CAPITAL, INC., a Delaware corporation

By:	/s/ GARY M. GOLTZ

Name:	Gary M. Goltz
Title:	Vice President
Date:	February 6, 2004

STONE HOLDINGS, INC., a Delaware corporation

By:	/s/ GARY M. GOLTZ

Name:	Gary M. Goltz
Title:	Executive Vice President
Date:	February 6, 2004

P.S.F. HOLDINGS LIMITED PARTNERSHIP, a Texas limited partnership

By:	Winn Holdings, LLC, a Texas limited liability company, its general partner

By:	*

Kathryn Fail Luttrull
Sole member
Date:

THE MARITAL TRUST

By: *

James M. Fail
Trustee
Date:

THE JAMES M. FAIL LIVING TRUST

By: *

James M. Fail
Trustee
Date:

*

James M. Fail

Date:

WINN HOLDINGS, LLC, a Texas limited liability company

By: *

Kathryn Fail Luttrull
Sole member
Date:

*

Kathryn Fail Luttrull

Date:

/s/ GARY M. GOLTZ

*By Gary M. Goltz, as Attorney-in-Fact
Date:	February 6, 2004